Exhibit 31.1

CERTIFICATIONS

I, Gregory C. Case, the Chief Executive Officer of Aon plc, certify that:

1. I have reviewed this Form 10-K/A of Aon plc; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 17, 2024	/s/ Gregory C. Case
Gregory C. Case
Chief Executive Officer